UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2018
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 North Central Avenue, Suite 800 Phoenix, Arizona 85004
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2018, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Cavco Industries, Inc. (the "Company") approved fiscal year 2019 incentive compensation plans for Daniel L. Urness, Chief Financial Officer, Executive Vice President and Treasurer; Steven K. Like, Senior Vice President; and Charles E. Lott, President of the Company's subsidiary, Fleetwood Homes, Inc.

Mr. Urness is eligible to receive incentive compensation based upon the Company's pre-tax income for the fiscal year ending March 30, 2019 equal to (i) 0.4% of the first $70,000,000 in pre-tax income of the Company; (ii) 1.2% of pre-tax income of the Company from $70,000,001 to $80,000,000; (iii) 2.0% of pre-tax income from $80,000,001 to $84,000,000; and (iv) a performance bonus of up to $100,000 determined at the sole discretion of the Compensation Committee.

Mr. Like is eligible to receive incentive compensation based upon the Company's pre-tax income for the fiscal year ending March 30, 2019 equal to (i) 0.1% of the first $70,000,000 in pre-tax income of the Company; (ii) 0.3% of pre-tax income of the Company from $70,000,001 to $80,000,000; (iii) 1.3% of pre-tax income from $80,000,001 to $84,000,000; and (iv) a performance bonus of up to $50,000 determined at the sole discretion of the Compensation Committee.

Mr. Lott’s incentive compensation plan consists of a Target Bonus and an Improvement Bonus. Under the Target Bonus, he is eligible to receive a cash payment equal to 1.75% of fiscal year 2019 combined pre-tax income for the business operations he directly oversees and 0.5% of fiscal year 2019 combined pre-tax income for the business operations for which he has executive oversight. Under the Improvement Bonus, he is eligible to receive cash payments based upon production improvement at certain business operations. Additionally, Mr. Lott is eligible to receive a performance bonus of up to $100,000 determined at the sole discretion of the Compensation Committee.

Incentive compensation will be paid to each executive in cash following the completion of the Company's fiscal year 2019 audit.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 10, 2018, Cavco Industries, Inc. (the "Company") held its 2018 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting there were 8,502,491 shares of the Company's stock represented to vote either in person or by proxy, or approximately 94.0% of the outstanding shares of the Company, which represented a quorum. The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal Number 1:   Vote to elect the nominees listed below as directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven G. Bunger	7,934,643	330,092	237,756
Jack Hanna	7,463,001	801,734	237,756
Proposal Number 2:  Vote to ratify the appointment of RSM US LLP as independent registered public accounting firm for fiscal year 2019:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,444,753	4,766	52,972	—
Proposal Number 3:  Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,064,813	145,731	54,191	237,756
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ James P. Glew
	Name: Title:	James P. Glew General Counsel and Secretary

Date: July 11, 2018